SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 6, 2018 (February 28, 2018)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2018, RL Pasco, LLC completed the sale of the Red Lion Hotel in Pasco, Washington and an adjacent lot to JODH’s Development, LLC, a Washington limited liability company, and RRR Investment, LLC, a Washington limited liability company (collectively, the “Pasco Purchasers”). The purchase price for the hotel and adjacent property was $13.1 million, which was paid in cash at closing. At closing, Sunrise Hotel’s, LLC, an affiliate of the Pasco Purchasers, entered into a franchise agreement with Red Lion Hotels Franchising, Inc., a wholly owned subsidiary of Red Lion Hotels Corporation (“RL Franchising”), and will continue to operate the Pasco hotel under the Red Lion brand. The franchise agreement provides for a 20 year term and the payment of monthly royalty and program fees set at a percentage of the hotel’s gross room revenue. Either party may terminate the franchise agreement without penalty on the 10th anniversary of the hotel’s opening date, by providing at least 180 days’ notice of termination. Termination of the franchise agreements by RL Franchising upon default of the franchisee, or termination of the agreement by the franchisee without cause, will require the franchisee to pay a termination fee. The obligations of the franchisee under the franchise agreement has been guaranteed by its manager, Kamaljit Singh, and his wife Sukhbans Shahi.

On February 28, 2018, RL Boise, LLC completed the sale of the Red Lion Hotel in Boise, ID to Boise Downtowner Hospitality, LLC, an Idaho limited liability company, and RL Richland, LLC completed the sale of the Red Lion Hotel in Richland, WA to Hanford House Hospitality, LLC, a Washington limited liability company, in related transactions. The purchase price for the two hotels was $16.75 million, which was paid in cash at closing. At closing, each purchaser entered into a franchise agreement with RL Franchising and will continue to operate the hotels under the Red Lion brand. The franchise agreements each provide for a 20 year term and the payment of monthly royalty and program fees set at a percentage of the hotel’s gross room revenue. Either party may terminate the franchise agreement without penalty on the 5th or 10th anniversary of the hotel’s opening date, by providing at least 180 days’ notice of termination. Termination of the franchise agreements by RL Franchising upon default of the franchisee, or termination of the agreement by the franchisee without cause, will require the franchisee to pay a termination fee. The obligations of Boise Downtowner Hospitality under the franchise agreement have been guaranteed by Sukhbir and Rajbir Sandhu, husband and wife, and owners of Boise Downtowner Hospitality. The obligations of Hanford House Hospitality, LLC under the franchise agreement have been guaranteed by Gurbir Sandhu, its owner. Both Sukhbir Sandhu and Gurbir Sandhu are existing franchisees of Red Lion, owning and franchising the Red Lion Hotel Wenatchee and Red Lion Hotel Columbia Center, Kennewick. Gurbir Sandhu also owns and franchises the Red Lion Hotel and Suites, Kennewick.

Each of RL Pasco, LLC, RL Richland, LLC and RL Boise, LLC is a wholly owned subsidiary of RL Venture, LLC. RL Venture, LLC is a variable interest entity in which Red Lion Hotels Corporation holds a 55% interest, and therefore the registrant consolidates the assets, liabilities and results of operations of this entity.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Immediately following the sale of the three hotels described in Item 2.01, RL Venture, LLC repaid $22.8 million in principal balance outstanding under its loan agreement with Pacific Western Bank, as required by the terms of that agreement.

Item 7.01. Regulation FD Disclosure.

A copy of the company’s press release, dated March 6, 2018, announcing the completion of the sale is furnished as Exhibit 99.1 hereto.

Non-GAAP Financial Measures

The following is a reconciliation of pro forma Adjusted EBITDA to amounts previously reported, to reflect (i) the deconsolidation of the TicketsWest business, including WestCoast Entertainment, (comprising the Entertainment reportable segment), (ii) the sale of two hotel assets on February 21, 2018, as previously reported, and (iii) the sale of three hotel assets as described in Item 2.01 of this filing:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014
	(in thousands)
Adjusted EBITDA from continuing operations- as previously reported	$19,683	$19,472	$12,463	$13,350
Less: Deconsolidation of the Entertainment Segment	—	(2,243)	(986)	(2,348)
Less: Redding and Eureka asset sales	(1,430)	(1,800)	(1,453)	(1,493)
Less: Assets sold with this filing	(2,674)	(3,495)	(3,604)	(3,662)

Pro Forma Adjusted EBITDA	$15,579	$11,934	$6,420	$5,847

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness. Adjusted EBITDA is an additional measure of financial performance. We believe that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. provide the most accurate measure of core operating results and as a means to evaluate comparative results. Refer to our previously filed 10-Q (filed on November 6, 2017) and 10-Ks (filed on March 31, 2017, March 1, 2016, February 27, 2015, respectively) for the reconciliation from net income to adjusted EBITDA and further discussion of Non-GAAP measures.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is unaudited pro forma consolidated financial information of the registrant that gives effect to (i) the sale of the entertainment division as described in the 8-K and related proforma financials statement filed on October 10, 2017, (ii) the sale of two hotels and the entry into the related franchise agreements and the repayment of principal under the registrant’s loan agreement with Pacific Western Bank as described in the 8-K and related proforma financial statements filed on February 27, 2018, (iii) the sale of the three hotels and the entry into the related franchise agreements described in Item 2.01 of this Form 8-K, and (iv) the repayment of principal under the registrant’s loan agreement with Pacific Western Bank described in Item 2.04 of this Form 8-K.

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press release dated March 6, 2018

99.2	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: March 6, 2018	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)